UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2025

ZSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2025 (the “Effective Date”), zSpace, Inc. (the “Company”) entered into an Amendment to Senior Secured Convertible Note (the “Amendment”) with an institutional investor (the “Holder”), which amends the terms of the Senior Secured Convertible Note in the original principal amount of $13,978,495, dated April 11, 2025 (the “Note”), previously issued by the Company to the Holder pursuant to a Securities Purchase Agreement with the Holder dated April 10, 2025.

The Amendment revises the definition of “Floor Price” as set forth in the Note from $1.98 per share of the Company's common stock, par value $0.00001 per share (“Common Stock”) to $0.60 per share, subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions.

In addition, the Amendment revises the definition of “Equity Conditions,” the satisfaction of which is generally a prerequisite to the Company's ability to make installments payments in shares of Common Stock. The Amendment modifies the definition of “Equity Conditions” to reduce the required minimum VWAP of the Common Stock over the 20 trading days prior to the applicable date from $1.98 to $0.75 and to reduce the required minimum average daily trading volume of the Common Stock during the 20 trading days prior to the applicable date from $300,000 to $200,000.

Except as specifically set forth in the Amendment, all other terms, covenants, and conditions of the Note remain in full force and effect. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the respective meanings ascribed to such terms in the Note and the Amendment, as applicable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 15, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of August 21, 2025, the record date for the Annual Meeting, there were 24,035,867 shares of Common Stock outstanding, which shares were entitled to an aggregate of 24,035,867 votes at the Annual Meeting. Holders of 18,240,193.1 shares of Common Stock were present in person or by proxy at the Annual Meeting, representing 75.89% of the total outstanding shares of Common Stock, constituting a quorum pursuant to the Company’s bylaws.

At the Annual Meeting, five proposals were submitted to the Company’s stockholders. A brief summary of the matters voted upon by stockholders at the Annual Meeting is set forth below, and the proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 2, 2025.

The final results for the votes regarding each proposal are set forth below:

Proposal 1

The Company’s stockholders elected Joanna Morris, Abhay Pande, Angela Prince, and Jane Swift as Class I directors of the Company’s Board of Directors, to hold office until the next annual meeting of stockholders or until such director’s respective successors are elected or appointed and qualified or until any such director’s earlier resignation or removal, based upon the following votes:

Nominee	For	Authority Withheld	Broker Non-Vote
Joanna Morris	17,649,466.10	27,815	562,912
Abhay Pande	17,655,414.10	21,867	562,912
Angela Prince	17,636,111.10	41,170	562,912
Jane Swift	17,655,829.10	21,452	562,912

Proposal 2

The proposal to ratify the selection by the Audit Committee of Company’s Board of Directors of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the following vote:

For	Against	Abstained
18,216,461.10	13,398	10,334

Proposal 3

The issuance of shares of Common Stock in connection with the Convertible Promissory Note, dated April 11, 2025, issued by the Company to an institutional investor, as required by Nasdaq Listing Rule 5635(d), was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
17,643,631.10	29,580	4,070	562,912

Proposal 4

The issuance of shares of Common Stock in connection with the Common Stock Purchase Agreement, dated July 7, 2025, by and between the Company and an institutional investor, as required by Nasdaq Listing Rule 5635(d), was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
17,644,159.10	28,009	5,113	562,912

Proposal 5

The amendment to the Company’s Amended and Restated Certificate of Incorporation to allow for stockholder action by written consent was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
17,470,627.10	202,761	3,893	562,912

Proposal 6

The proposal to approve an adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies if there were not sufficient votes in favor of the foregoing proposals was withdrawn because the Company’s stockholders approved and adopted each of the foregoing proposals, as noted above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment to Senior Secured Convertible Note dated October 15, 2025 by and between the Company and the holder set forth on the signature page thereto.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer